Exhibit 99

News Release

SLB Announces Debt Tender Offer

SLB subsidiary commences offer to purchase up to $500,000,000 aggregate purchase price amount of outstanding 3.750% Senior Notes due 2024, 4.000% Senior Notes due 2025, 3.900% Senior Notes due 2028, and 4.300% Senior Notes due 2029

NEW YORK, November 21, 2022—SLB (NYSE: SLB) today announced that Schlumberger Holdings Corporation, an indirect wholly-owned subsidiary of SLB (“SHC”), has commenced an offer to purchase for cash up to an aggregate purchase price amount, including premium but excluding any Accrued Interest (as defined below), of $500,000,000 (such amount, as it may be amended, the “Maximum Purchase Price”) of the notes listed in the table below (the “Notes”). The offer to purchase the Notes is referred to herein as the “Offer.” The Offer is made upon the terms and subject to the conditions set forth in the offer to purchase, dated November 21, 2022 (as may be amended or supplemented from time to time, the “Offer to Purchase”). Capitalized terms used but not defined in this press release have the meanings given to them in the Offer to Purchase.

Title of Security	CUSIP Numbers	Acceptance Priority Level(1)	Principal Amount Outstanding	Early Tender Premium(2)	Reference Security	Bloomberg Reference Page	Fixed Spread (basis points)(3)

3.750% Senior Notes due 2024	806851AJ0 (144A) / U8066LAG9 (Reg S)	1	$750,000,000	$30	2.500% U.S. Treasury Notes due 04/30/2024	FIT 4	+20

4.000% Senior Notes due 2025	806851AG6 (144A) / U8066LAE4 (Reg S)	2	$932,597,000	$30	4.500% U.S. Treasury Notes due 11/15/2025	FIT 1	+55

3.900% Senior Notes due 2028	806851AK7 (144A) / U8066LAH7 (Reg S)	3	$1,500,000,000	$30	4.125% U.S. Treasury Notes due 10/31/2027	FIT 1	+110

4.300% Senior Notes due 2029	806851AH4 (144A) / U8066LAF1 (Reg S)	4	$850,000,000	$30	4.125% U.S. Treasury Notes due 11/15/2032	FIT 1	+150

(1)

SHC will accept Notes in accordance with their Acceptance Priority Level specified in the table above (each, an “Acceptance Priority Level,” with 1 being the highest Acceptance Priority Level and 4 being the lowest Acceptance Priority Level), subject to the terms and conditions described elsewhere in the Offer to Purchase, including the Maximum Purchase Price and proration.

(2)	For each $1,000 principal amount of Notes tendered and not validly withdrawn at or prior to the Early Tender Time (as defined below) and accepted for purchase.
(3)	The applicable Fixed Spread will be used to calculate the applicable Total Consideration (as defined below) payable for each series of Notes, which already includes the Early Tender Premium.

All documentation relating to the Offer, including the Offer to Purchase, together with any updates, are available from the Tender and Information Agent (as defined below) and will also be available at the following website: http://www.dfking.com/slb.

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Details of the Offer

The Offer will expire at 11:59 p.m., New York City time, on December 19, 2022 (unless the Offer is extended or terminated) (such date and time, as the same may be extended, the “Expiration Time”). To be eligible to receive the applicable Total Consideration, which includes the Early Tender Premium (as defined below), Holders must validly tender and not validly withdraw their Notes at or prior to 5:00 p.m., New York City time, on December 5, 2022 (unless the Offer is extended or terminated) (such date and time, as the same may be extended, the “Early Tender Time”). Holders who validly tender their Notes after the Early Tender Time and at or prior to the Expiration Time will be eligible to receive only the applicable Tender Offer Consideration, which is an amount equal to the applicable Total Consideration less the applicable Early Tender Premium.

The settlement date for the Notes validly tendered at or prior to the Early Tender Time and accepted for purchase will occur promptly following the Early Tender Time and is expected to be December 8, 2022 (the “Early Settlement Date”). The settlement date for the Notes validly tendered after the Early Tender Time and accepted for purchase will occur promptly following the Expiration Time and is expected to be December 21, 2022 (the “Final Settlement Date”). Holders who tender their Notes prior to the Early Tender Time may withdraw such Notes at any time prior to 5:00 p.m., New York City time, on December 5, 2022.

To be eligible to receive the applicable Tender Offer Consideration, Holders must validly tender and not validly withdraw their Notes at or prior to the Expiration Time. Holders who tender their Notes after the Early Tender Time and prior to the Expiration Time may not withdraw such Notes. The Offer is not conditioned on any minimum amount of Notes being tendered.

All of the Notes are held in book-entry form through the facilities of DTC. If you desire to tender Notes held through DTC, you must transfer such Notes to the Tender and Information Agent through DTC’s Automated Tender Offer Program, for which the transaction will be eligible, in accordance with the procedures set forth in the Offer to Purchase. There is no letter of transmittal for the Offer to Purchase. Any Holder who holds Notes through Clearstream Banking, société anonyme or Euroclear Bank SA/NV must comply with the applicable procedures of such clearing system. If a Holder holds Notes through a broker, dealer, commercial bank, trust company or other nominee or custodian, the Holder must contact them if they wish to tender their Notes.

The “Total Consideration” payable for each series of Notes will be a price per $1,000 principal amount of such series of Notes equal to an amount, calculated in accordance with the Offer to Purchase, that would reflect, as of the Early Settlement Date, a yield to the applicable par call date or maturity date (in accordance with market practice) of such series of Notes equal to the sum of (i) the Reference Yield for such series, determined at 10:00 a.m., New York City time, on the business day following the Early Tender Time, plus (ii) the fixed spread applicable to such series, as set forth in the table above, in each case minus accrued interest from, and including, the immediately preceding interest payment date up to, but excluding, the Early Settlement Date. The “Reference Yield” means the yield based on the bid-side price of the reference security listed in the table above for such series. The “Repurchase Yield” is equal to the Reference Yield plus the Fixed Spread. The applicable Total Consideration includes the applicable early tender premium set forth in the table above (the “Early Tender Premium”).

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The “Tender Offer Consideration” payable for each series of Notes will be a price per $1,000 principal amount of such series of Notes equal to the applicable Total Consideration for that series of Notes minus the applicable Early Tender Premium.

In addition to the Total Consideration or the Tender Offer Consideration (as applicable), Holders whose Notes are accepted for purchase in the Offer will also be paid a cash amount equal to the accrued and unpaid interest on the Notes, from, and including, the immediately preceding interest payment date (a) up to, but excluding, the Early Settlement Date, payable on the Early Settlement Date or (b) up to, but excluding, the Final Settlement Date, payable on the Final Settlement Date, as applicable, rounded to the nearest cent per $1,000 principal amount of Notes (such cash amount, the “Accrued Interest”).

Notes accepted for purchase will be accepted in accordance with their Acceptance Priority Levels (with 1 being the highest Acceptance Priority Level and 4 being the lowest Acceptance Priority Level), subject to the limitation that Notes will only be purchased in an aggregate purchase price amount, including premium but excluding any Accrued Interest, not exceeding the Maximum Purchase Price.

Notes validly tendered and not validly withdrawn at or prior to the Early Tender Time having a higher Acceptance Priority Level will be accepted before any tendered Notes having a lower Acceptance Priority Level are accepted, and all Notes validly tendered after the Early Tender Time having a higher Acceptance Priority Level will be accepted before any Notes tendered after the Early Tender Time having a lower Acceptance Priority Level are accepted, in each case subject to the Maximum Purchase Price. Notes validly tendered and not validly withdrawn at or prior to the Early Tender Time will be accepted for purchase in priority to other Notes tendered after the Early Tender Time, even if such Notes tendered after the Early Tender Time have a higher Acceptance Priority Level than Notes tendered at or prior to the Early Tender Time. If the Offer is oversubscribed at the Early Tender Time, then SHC will announce promptly after the Early Tender Time that Notes tendered after the Early Tender Time will not be purchased pursuant to the Offer.

Subject to any increase or decrease to the Maximum Purchase Price, if on the Early Settlement Date or the Final Settlement Date there are sufficient remaining funds to purchase some, but not all, of the remaining tendered Notes in any Acceptance Priority Level without exceeding the Maximum Purchase Price, SHC will accept for payment such tendered Notes on a prorated basis, with the proration factor for such Acceptance Priority Level depending on the aggregate principal amount of Notes of such Acceptance Priority Level validly tendered and not validly withdrawn. Each tender of Notes that is prorated will be rounded down to the nearest $1,000 principal amount of Notes. Depending on the proration factor applied, if the principal amount of Notes returned to a Holder as a result of proration would result in less than the minimum denomination of $2,000 principal amount of Notes being returned to such Holder, SHC will accept or reject all of such Holder’s validly tendered Notes.

Furthermore, if Notes are validly tendered and not validly withdrawn prior to or at the Early Tender Time such that the aggregate purchase price amount, including premium but excluding any Accrued Interest, of such Notes, if purchased, would exceed the Maximum Purchase Price, Holders who validly tender Notes after the Early Tender Time will not have any of their Notes accepted for purchase regardless of the Acceptance Priority Level of such Notes unless SHC increases the Maximum Purchase Price. SHC reserves the right, in its sole discretion, to increase the Maximum Purchase Price, but there can be no assurance that it will do so.

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Subject to applicable law and limitations described in the Offer to Purchase, SHC expressly reserves the right, in its sole discretion, to amend, extend or, upon failure of any condition described in the Offer to Purchase to be satisfied or waived, to terminate the Offer at any time at or prior to the Expiration Time.

SHC has retained Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC to act as the Dealer Managers in connection with the Offer (collectively, the “Dealer Managers”). Questions regarding terms and conditions of the Offer should be directed to Deutsche Bank Securities Inc. by calling toll free at (866) 627-0391 or collect at (212) 250-2955, or to J.P. Morgan Securities LLC by calling toll free at (866) 834-4666 or collect at (212) 834-3424.

D.F. King & Co., Inc. has been appointed as tender and information agent (the “Tender and Information Agent”) in connection with the Offer. Questions or requests for assistance in connection with the Offer or for additional copies of the Offer to Purchase, may be directed to D.F. King & Co., Inc. by calling toll free (800) 290-6424 or collect at (212) 269-5550 or via e-mail at slb@dfking.com. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer. The Offer to Purchase can be accessed at the following website: http://www.dfking.com/slb.

Neither this press release nor the Offer to Purchase, or the electronic transmission thereof, constitutes an offer to sell or buy Notes, as applicable, in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such offer or solicitation under applicable securities laws or otherwise. The distribution of this press release in certain jurisdictions may be restricted by law. In those jurisdictions where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer and the Dealer Managers or any of their respective affiliates is such a licensed broker or dealer in any such jurisdiction, the Offer shall be deemed to be made by the Dealer Managers or such affiliate (as the case may be) on behalf of SHC in such jurisdiction.

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About SLB

SLB (NYSE: SLB) is a global technology company that drives energy innovation for a balanced planet. With a global footprint in more than 100 countries and employees representing almost twice as many nationalities, we work each day on innovating oil and gas, delivering digital at scale, decarbonizing industries, and developing and scaling new energy systems that accelerate the energy transition. Find out more at slb.com.

Media	Investors

Moira Duff – Director of External Communication, SLB Tel: +1 (713) 375-3407 Email: media@slb.com	Ndubuisi Maduemezia – Vice President of Investor Relations, SLB Joy V. Domingo – Director of Investor Relations, SLB Tel:+1 (713) 375-3535 Email: investor-relations@slb.com

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws, which include any statements that are not historical facts. Such statements often contain words such as “expect,” “may,” “can,” “plan,” “potential,” “expectations,” “estimate,” “intend,” “anticipate,” “target,” “think,” “should,” “could,” “would,” “will,” “see,” “likely,” and other similar words. Forward-looking statements address matters that are, to varying degrees, uncertain, such as statements regarding the terms and timing for completion of the Offer, including the acceptance for purchase of any Notes validly tendered and the expected Expiration Time and Settlement Date thereof, and the consideration of the Tender Offer. SLB and SHC cannot give any assurance that such statements will prove correct. These statements are subject to, among other things, the risks and uncertainties detailed in SLB’s most recent Forms 10-K, 10-Q, and 8-K filed with or furnished to the Securities and Exchange Commission. If one or more of these or other risks or uncertainties materialize (or the consequences of any such development changes), or should SLB’s underlying assumptions prove incorrect, actual results or outcomes may vary materially from those reflected in the forward-looking statements. The forward-looking statements speak only as of November 21, 2022, and SLB and SHC disclaim any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

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